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                                     EXHIBIT D-5

                              JACOR COMMUNICATIONS, INC.
                               PARENT PLEDGE AGREEMENT

         THIS PLEDGE AGREEMENT (the "Parent Pledge Agreement") is executed as of June 12, 1996, by and between Jacor Communications, Inc. (the "Company") and Chemical Bank, as administrative agent (the "Administrative Agent") for the Agents, the Lenders and any Interest Rate Hedge Providers (each as defined in the Credit Agreement referred to hereafter).

                                 W I T N E S S E T H:
                                 - - - - - - - - - -

         WHEREAS, JCAC, Inc. ("JCAC") has entered into that certain Credit Agreement dated as of June 12, 1996 with the Lenders and the Agents (as modified, supplemented, amended, extended, supplemented or restated from time to time, the "Credit Agreement");

         WHEREAS, the Credit Agreement requires JCAC to enter into certain Rate Hedging Agreements (as defined in the Credit Agreement) with Interest Rate Hedge Providers;

         WHEREAS, JCAC is a wholly-owned subsidiary of the Company;

         WHEREAS, the Company expects to realize substantial direct and indirect benefits as a result of JCAC entering into the Credit Agreement and the Rate Hedging Agreements; and

         WHEREAS, execution and delivery of this Parent Pledge Agreement is a condition precedent to the availability of credit under the Credit Agreement;

         NOW THEREFORE, in consideration of the foregoing and of the direct and indirect benefits to be received by the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

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         1.   DEFINED TERMS.  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement. The following term shall have the following meaning:

         "Obligations" means all obligations of the Company under the Parent Guaranty executed by the Company including, without limitation, all obligations of the Company pursuant to Section 1 of such Parent Guaranty.

         2. PLEDGE AND SECURITY INTEREST; DEPOSIT OF CERTIFICATES FOR PLEDGED STOCK.

              (a) PLEDGE AND SECURITY INTEREST. In order to secure the full and complete payment and performance by the Company of the Obligations when due, the Company hereby pledges and grants to the Administrative Agent for the benefit of the Agents, the Lenders and any Interest Rate Hedge Providers, equally and ratably in proportion to the total Obligations owing at any time to the Agents, the Lenders and any Interest Rate Hedge Providers, a continuing lien and security interest in (a) all of the outstanding shares of capital stock of each Subsidiary of the Company currently or hereafter owned by the Company, including, without limitation, the shares listed on Schedule I hereto (the "Pledged Stock"), (b) any securities, dividends or other distributions and any other right or property at any time and from time to time receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Stock and any other property substituted or exchanged therefor and (c) any and all proceeds (including, without limitation, "Proceeds" as defined in the Uniform Commercial Code as in effect from time to time in the State of New York) of, and substitutions and replacements for, the foregoing (all of the property and rights described in the foregoing clauses (a) through (c) being herein collectively called the "Collateral").

              (b) On the Closing Date, the Company shall deliver to the Administrative Agent, for the equal and ratable benefit of the Agents, the Lenders and any Interest Rate Hedge Providers, the certificates representing the Pledged Stock, endorsed in blank or accompanied by appropriate instruments of transfer or assignments in blank. The Administrative Agent shall not have any duty to assure that all certificates representing the


                                          2

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Pledged Stock have been delivered to it or any obligation whatsoever with respect to the care, custody or protection of any certificates which may be delivered to it except only to exercise the same care in physically safekeeping such certificates as it would exercise in the ordinary course of its own business. Neither any Agent, any Lender nor any Interest Rate Hedge Provider shall be obligated to preserve or protect any rights with respect to the Pledged Stock or to receive or give any notice with respect thereto whether or not any Agent, any Lender or any Interest Rate Hedge Provider is deemed to have knowledge of such matters.

         3. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to each Agent, each Lender and each Interest Rate Hedge Provider as of the date of each pledge and delivery hereunder that:

              (a) EXISTENCE AND STANDING. As of the date hereof, the Company is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

              (b) AUTHORIZATION, VALIDITY AND ENFORCEABILITY. The execution and delivery by the Company of this Parent Pledge Agreement have been duly authorized by proper corporate proceedings, and this Parent Pledge Agreement constitutes a legal, valid and binding obligation of the Company and creates a security interest which is enforceable against the Company in accordance with its terms in respect of all now owned and hereafter acquired Collateral, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity. All of the shares of the Pledged Stock are duly authorized, validly issued, fully paid and nonassessable.

              (c)  TRANSFERABILITY OF PLEDGED STOCK; TITLE MATTERS.  The
Pledged Stock is free and clear of all liens, options, warrants, puts, calls, or other rights of third persons, and restrictions, other than (i) those liens arising under this Parent Pledge Agreement, (ii) restrictions on transferability imposed by applicable state and Federal securities laws or which may


                                          3

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arise as a result of the Company being subject to the Communications Act of
1934, as amended, and the rules and regulations of the FCC thereunder and (iii) those liens arising under the Company Pledge Agreement dated as of February 20,
1996 between the Company and Banque Paribas, as Agent.     The Company agrees to
warrant and defend title to and ownership of the Pledged Stock and the lien created by this Parent Pledge Agreement against the claims of all Persons and maintain and preserve such lien at all times during the term of this Parent Pledge Agreement. Upon the delivery to the Administrative Agent of the Pledged Stock the security interest in the Pledged Stock granted to the Administrative Agent hereunder will constitute a perfected security interest therein superior and prior to all Liens other than Liens permitted by Section 6.17 of the Credit Agreement.

              (d) OWNERSHIP OF PLEDGED STOCK. The Company is the holder of record and the sole beneficial owner of 100% of the issued and outstanding capital stock of JCAC and such shares of capital stock are described on Schedule I hereto.

              (e) TITLE AND POWER TO PLEDGE THE PLEDGED STOCK. The Company has good and marketable title to the Pledged Stock and has all requisite rights, power, and authority to execute, deliver and comply with the terms of this Parent Pledge Agreement and to pledge and deliver the Collateral to the Administrative Agent pursuant hereto. Except as provided in Section 5.3 of the Credit Agreement, no material authorization, consent or approval of, and no notice to or filing with, any person or government agency (other than as specified in Section 6 hereof) is required in connection with the execution, delivery and performance of this Parent Pledge Agreement which has not been obtained.

         4. COVENANTS. So long as any Obligations remain outstanding, the Company covenants and agrees with the Agents, the Lenders and any Interest Rate Hedge Providers as follows:

              (a) PLEDGE AND ADDITIONAL STOCK. If the Company shall at any time acquire any additional shares of the capital stock of any class of the Pledged Stock of any Subsidiary of the Company or any option, warrant or other right with respect thereto, whether such acquisi-


                                          4

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tion shall be by purchase, exchange, reclassification, dividend, or otherwise, the Company shall, to the extent doing so would not violate applicable law, forthwith (and without the necessity for any request or demand by any Agent, any Lender or any Interest Rate Hedge Provider) pledge and deliver the certificates representing such shares to the Administrative Agent, in the same manner as described in Section 2 hereof and shall promptly thereafter deliver to the Administrative Agent a certificate (which shall be deemed to supplement Schedule I attached hereto) executed by an Authorized Officer of the Company describing such Pledged Stock and certifying that the same has been duly pledged with the Administrative Agent hereunder. Any such additional shares shall constitute part of the Pledged Stock. Nothing contained in this Section 4(a) shall be deemed to permit any stock dividend, issuance of additional stock, warrants, rights or options, reclassification, readjustment or other change in the capital structure of any Subsidiary of the Company that is not expressly permitted in the Credit Agreement.

              (b) APPLICATIONS, APPROVALS AND CONSENTS. The Company will, at its expense, promptly execute and deliver, or cause the execution and delivery of, all applications, certificates, instruments, registration statements, and all other documents and papers the Administrative Agent may reasonably request in connection with the obtaining of any consent, approval, registration, qualification, or authorization of the FCC or of any other Person necessary or appropriate for the effective exercise of any rights under this Parent Pledge Agreement. Without limiting the generality of the foregoing, the Company agrees that in the event the Administrative Agent on behalf of the Agents, the Lenders and any Interest Rate Hedge Providers shall exercise its right to sell, transfer, or otherwise dispose of or take any other action in connection with any of the Collateral pursuant to this Parent Pledge Agreement, the Company shall execute and deliver all applications, certificates, and other documents the Administrative Agent may reasonably request and shall otherwise promptly, fully, and diligently cooperate with the Administrative Agent and any other necessary Persons, in making any application for the prior consent or approval of the FCC or any other Person to the exercise by the Agents, the Lenders or any Interest Rate Hedge Providers of any of such rights relating to all or any part of the Collateral. Further-


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more, because the Company agrees that the Agents', the Lenders' and each
Interest Rate Hedge Provider's remedy at law for failure of the Company to comply with the provisions of this Section 4(b) would be inadequate and that such failure would not be adequately compensable in damages, the Company agrees that the covenants of this Section 4(b) may be specifically enforced.

              (c) SECURITY INTEREST AND LIEN. The Company will preserve, warrant, and defend title to and ownership of the Pledged Stock and the lien created hereby in the Collateral against the claims of all Persons whomsoever and maintain and preserve such lien at all times during the term of this Parent Pledge Agreement; will not at any time sell, assign, transfer or otherwise dispose of its right, title and interest in and to any of the Collateral; will not at any time, directly or indirectly, create, assume, or suffer to exist any lien, warrant, put, option, or other rights of third Persons and restrictions, other than the liens created by this Parent Pledge Agreement, in and to the Collateral or any part thereof; and will not do or suffer any matter or thing whereby the lien created by this Parent Pledge Agreement in and to the Collateral might or could be impaired.

              (d) FURTHER ASSURANCES. The Company, at its expense, shall from time to time execute and deliver to the Administrative Agent all such other assignments, certificates, supplemental documents, and financing statements, and shall do all other acts or things as the Administrative Agent may reasonably request in order to more fully create, evidence, perfect, continue, and preserve the priority of the lien herein created or to otherwise obtain the full benefits of this Parent Pledge Agreement.

              (e) INDEBTEDNESS; ETC. The Company will not permit any Subsidiary of the Company to incur any Indebtedness or permit any Liens (other than under the Collateral Documents) to exist in respect of any such Subsidiary's assets except as permitted by the Credit Agreement.


                                          6

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         5.   RIGHTS OF THE COMPANY, THE AGENTS, THE LENDERS AND ANY INTEREST
RATE HEDGE PROVIDERS.

              (a)  EXERCISE OF STOCKHOLDER RIGHTS.

                   (i) Subject to the provisions of Section 6 hereof, unless and until a Default shall occur and be continuing, the Company shall be entitled to receive all cash dividends or other distributions on the Pledged Stock (if and to the extent such dividends or distributions are permitted by the terms of the Credit Agreement) except (A) distributions made in capital stock on the Pledged Stock resulting from stock dividends on or subdivision, combination, or reclassification of the outstanding capital stock of any corporation or as a result of any merger, consolidation, acquisition or other exchange of assets of any corporation; and (B) all sums paid on any Pledged Stock upon liquidation or dissolution or reduction of capital, repurchase, retirement, or redemption. All such sums, dividends, distributions, proceeds, or property described in the immediately preceding clauses (A) and (B) shall, if received by any Person other than the Administrative Agent, be held in trust for the benefit of the Agents, the Lenders and any Interest Rate Hedge Providers and shall forthwith be delivered to the Administrative Agent for the benefit of the Agents, the Lenders and any Interest Rate Hedge Providers (accompanied by proper instruments or assignment and/or undated stock and/or bond powers executed by the Company in accordance with the Administrative Agent's instructions) to be held subject to the


                                          7

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    terms of this Parent Pledge Agreement. Upon the occurrence of a Default, the Administrative Agent, for the benefit of the Agents, the Lenders and any Interest Rate Hedge Providers, shall be entitled to receive all payments of whatever kind made upon or with respect to any Collateral. The relative rights of the Agents, the Lenders and any Interest Rate Hedge Providers to receive such payments shall be in proportion to the relative amounts of all Obligations owing to any Agent, any Lender and any Interest Rate Hedge Provider and the aggregate amount of all Obligations then outstanding.

                   (ii) Unless a Default has occurred and is continuing, the Company shall have the sole and exclusive right to vote and give consents with respect to all the Collateral and to consent to, ratify, or waive notice of any and all meetings. Upon the occurrence and during the continuance of a Default, subject to compliance with applicable law, the Administrative Agent, on behalf of the Agents, the Lenders and any Interest Rate Hedge Providers, shall have, subject to Section 6 hereof, the right
    (A) to consent in advance to any vote proposed to be cast by the Company with respect to any merger, consolidation, liquidation or reorganization of any Subsidiary of the Company (but in no event with respect to any election of directors) and, in connection therewith, to join in and become a party to any plan of recapitalization, reorganization, or readjustment (whether voluntary or involuntary) as shall


                                          8

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    seem desirable to the Administrative Agent, on behalf of the Agents, the
    Lenders and any Interest Rate Hedge Providers, to protect or further their interests in respect of the Collateral, (B) to deposit the Collateral under any such plan, and (C) to make any exchange, substitution, cancellation, or surrender of the Collateral required by any such plan and to take such action with respect to the Collateral as may be required by any such plan or for the accomplishment thereof; and no such disposition, exchange, substitution, cancellation, or surrender shall be deemed to constitute a release of the Collateral from the lien of this Parent Pledge Agreement.

              (b) RIGHT OF SALE AFTER DEFAULT. Upon the occurrence and during the continuance of a Default, subject to compliance with applicable law, the Administrative Agent, on behalf of the Agents, the Lenders and any Interest Rate Hedge Providers, may, subject to Section 6 hereof, sell, without recourse to judicial proceedings, with the right to bid for and buy, the Collateral or any part thereof, upon ten days' notice (which notice is agreed to be reasonable notice for the purposes hereof) to the Company of the time and place of sale, for cash, upon credit or for future delivery, at the Lenders' option and in the Lenders' complete discretion in the case of a Default:

                   (i) At public sale, including a sale at any broker's board or exchange;

                   (ii) At private sale in any commercially reasonable manner which will not require the Collateral, or any part thereof, to be registered in accordance with the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder, or any other law or regulation. Each


                                          9

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    of the Agents, the Lenders and the Interest Rate Hedge Providers are also hereby authorized, but not obligated, to take such actions, give such notices, obtain such consents, and do such other things as they may deem required or appropriate in the event of sale or disposition of any of the Collateral, and the Company agrees that neither any Agent, any Lender nor any Interest Rate Hedge Provider shall be liable or accountable to the Company for any discount allowed by reason of the fact that such Collateral is sold in compliance with any applicable limitation or restriction of any governmental regulatory authority or official. The Company understands that the Administrative Agent, on behalf of the Agents, the Lenders and any Interest Rate Hedge Providers, may in its discretion approach a restricted number of potential purchasers and that a sale under such circumstances may yield a lower price for the Collateral, or any portion thereof, than would otherwise be obtainable if the same were registered and sold in the open market. Any such private sale shall not by reason thereof be deemed not to have been made in a commercially reasonable manner. In the event of any such sale under the circumstances described in this Section 6(b)(ii), neither the Administrative Agent nor any Lender shall incur any responsibility or liability for selling the whole or any part of the Collateral at a price which the Administrative Agent may deem reasonable under the circumstances, notwithstanding the


                                          10

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    possibility that a substantially higher price might be realized if any such sale were a public sale. The Company agrees that in the event the Administrative Agent shall so sell the Collateral, or any portion thereof, at such private sale or sales, the Agents, the Lenders and any Interest Rate Hedge Providers shall have the right to rely upon the advice and opinion of any Person who regularly deals in or evaluates stock of the type constituting the Collateral as to the price obtainable in a commercially reasonable manner upon such a private sale thereof.

         In the case of any sale by the Administrative Agent on behalf of the Agents, the Lenders and any Interest Rate Hedge Providers of the Collateral on credit or for future delivery, the Collateral sold may be retained by the Administrative Agent until the selling price is paid by the purchaser, but neither any Agent, any Lender nor any Interest Rate Hedge Provider shall incur liability in case of failure of the purchaser to take up and pay for the Collateral so sold.

         In connection with the sale of any of the Collateral, the Agents and the Lenders are authorized, but not obligated, to limit prospective purchasers to the extent deemed necessary or desirable by the Agents and the Lenders to render such sale exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws. In the event that, in the opinion of the Agents and the Lenders, it is necessary or advisable to have such securities registered under the provisions of such Act, or any similar law relating to the registration of securities, the Company agrees, at its own expense, to (i) execute and deliver all such instruments and documents, and to do or cause to be done such other acts and things, as may be necessary or, in the opinion of the Administrative Agent, advisable, to register such securities under the provisions of such Act or any applicable similar law relating to the registration of securities, and the


                                          11

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Company will use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for such period as the Administrative Agent shall reasonably request, and to make all amendments thereof and/or to the related prospectus which, in the opinion of the Administrative Agent, are necessary or desirable, all in conformity with the requirements of such Act and the rules and regulations of the Securities and Exchange Commission applicable thereto; (ii) use its best efforts to qualify such securities under state "blue sky" or securities laws, all as reasonably requested by the Administrative Agent; (iii) at the request of the Administrative Agent, indemnify and hold harmless the Lenders, the Agents, any Interest Rate Hedge Providers, any underwriters, employees, officers, agents, attorneys and accountants (collectively, the "Indemnified Parties") from and against any loss, liability, claim, damage, and expense (including, without limitation, reasonable fees of counsel incurred in connection therewith) under such Act or otherwise, insofar as such loss, liability, claim, damage, or expense arises out of or is based upon any untrue statement or alleged untrue statement of any material fact furnished by the Company contained in any registration statement under which such securities were registered under such Act or other securities laws, any preliminary prospectus or final prospectus contained therein, or arise out of or are based upon any omission or alleged omission by the Company to state therein a material fact required to be stated or necessary to make the statements therein not misleading, such indemnification to remain operative regardless of any investigation made by or on behalf of any Indemnified Party; PROVIDED, HOWEVER, that the Company shall not be liable in any case to the extent that any such loss, liability, claim, damage, or expense arises out of or is based upon an untrue statement or alleged untrue statement or an omission or an alleged omission made in reliance upon and in conformity with written information furnished to the Company by an Indemnified Party specifically for use in such registration statement or preliminary or final prospectus; (iv) cause each such issuer to make available to its security holders, as soon as practicable, an earnings statement that will satisfy the provisions of Section 11(a) of such Act; and (v) do or cause to be done all such other acts and things as may be necessary to make such sale of the Collateral or any part


                                          12

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thereof valid and binding and in compliance with applicable law.

              (c) OTHER RIGHTS AFTER A DEFAULT. Subject to Section 6 hereof, upon the occurrence and during the continuance of a Default, the Administrative Agent, on behalf of the Agents, the Lenders and any Interest Rate Hedge Providers, may exercise any and all rights available to secured parties under the Uniform Commercial Code as enacted in the State of New York or other applicable jurisdiction, as amended, in addition to any and all other rights afforded at law, in equity, or otherwise.

              (d) APPLICATION OF PROCEEDS. The Administrative Agent shall apply the proceeds of the Collateral, including the proceeds of any sales or other disposition of the Collateral, or any part thereof, under this Section 5, in the following order unless a court of competent jurisdiction shall otherwise direct:

                   (i) FIRST, to payment of all reasonable costs and expenses of each Agent incurred in connection with the collection and enforcement of the Obligations or of the security interest granted pursuant to this Parent Pledge Agreement;

                   (ii) SECOND, to payment of that portion of the Obligations constituting accrued and unpaid interest, fees and other amounts (other than principal), pro rata amongst each Lender and each Agent in accordance with the proportion which the accrued interest, fees and other amounts (other than principal) constituting Obligations owing to each such Lender or Agent bears to the aggregate amount of accrued interest, fees and other amounts (other than principal) constituting Obligations owing to all of the Lenders and the Agents;


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                   (iii)  THIRD, to payment of the principal of the Obligations owing to any Lender or any Interest Rate Hedge Provider, pro rata amongst each of the Lenders and each of the Interest Rate Hedge Providers in accordance with the proportion that the principal of the Obligations owing to each such Lender or Interest Rate Hedge Provider bears to the aggregate amount of principal of the Obligations owing to all of the Lenders and any Interest Rate Hedge Providers; and

                   (iv) FOURTH, the balance, if any, after all of the Obligations have been satisfied, shall be remitted to the Company.

              (e) GOVERNANCE. All rights and remedies available to the Agents, the Lenders and the Interest Rate Hedge Providers with respect to the grant, foreclosure and enforcement of the security interest and lien granted hereby and with respect to any action permitted hereunder may be exercised solely by the Administrative Agent acting with the concurrence of the Required Lenders.

         6.   CONTROL; LIMITATION OF RIGHTS.

              (a) Notwithstanding anything herein to the contrary, this Parent Pledge Agreement, the other Loan Documents and the transactions contemplated hereby and thereby (i) do not and will not constitute, create, or have the effect of constituting or creating, directly or indirectly, actual or practical ownership of any Subsidiary of the Company by the Agents, the Lenders or any Interest Rate Hedge Providers, or control, affirmative or negative, direct or indirect, by the Agents, the Lenders or any Interest Rate Hedge Providers over the management or any other aspect of the operation of any Subsidiary of the Company, which ownership and control remain exclusively and at all times in such Subsidiary and the Company, and (ii) do not and will not constitute the transfer, assignment, or disposition in any manner, voluntarily or involuntarily, directly or indirectly, of any license at any time issued by the FCC to any Subsid-

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iary of the Company ("License"), or the transfer of control of any such
Subsidiary within the meaning of Section 310 of the Communications Act of 1934, as amended.

              (b) Notwithstanding any other provision of this Parent Pledge Agreement, any foreclosure on, sale, transfer or other disposition of, or the exercise of any right to vote or consent with respect to, any of the Collateral as provided herein or any other action taken or proposed to be taken by the Agents, the Lenders and the Interest Rate Hedge Providers hereunder which would affect the operational, voting, or other control of any Subsidiary of the Company, shall be pursuant to Section 310 of the Communications Act of 1934, as amended, to any applicable state laws and to the applicable rules and regulations thereunder and, if and to the extent required thereby, subject to the prior approval of the FCC.

              (c) Subject to Section 6(e) hereof, if a Default shall have occurred and be continuing, the Company shall take any action which the Administrative Agent, on behalf of the Agents, the Lenders and any Interest Rate Hedge Providers, may reasonably request in order to transfer and assign to the Administrative Agent, or to such one or more third parties as the Administrative Agent may designate, or to a combination of the foregoing, each License. To enforce the provisions of this Section 6, the Administrative Agent is empowered to request the appointment of a receiver from any court of competent jurisdiction. Such receiver shall be instructed to seek from the FCC an involuntary transfer of control of each such License for the purpose of seeking a bona fide purchaser to whom control will ultimately be transferred. The Company hereby agrees to authorize such an involuntary transfer of control upon the request of the receiver so appointed and, if the Company shall refuse to authorize the transfer, the Company's approval may be required by the court. Upon the occurrence and continuance of a Default, the Company shall further use its best efforts to assist in obtaining approval of the FCC, if required, for any action or transactions contemplated by this Parent Pledge Agreement including, without limitation, the preparation, execution and filing with the FCC of the assignor's or transferor's portion of any application or applications for consent to the assignment of any License or transfer of control necessary or appro-priate under the FCC's rules and regulations for approval of the transfer or assignment of any portion of the Collateral, together with any License.

              (d) The Company acknowledges that the assignment or transfer of each License is integral to the Agents', the Lenders' and any Interest Rate Hedge Provider's realization of the value of the Collateral, that there is no adequate remedy at law for failure by the Company to comply with the provisions of this Section 6 and that such failure would not be adequately compensable in damages, and therefore agrees that the agreements contained in this Section 6 may be specifically enforced.

              (e) Notwithstanding anything to the contrary contained in this Parent Pledge Agreement or in any other Loan Document, neither any Agent, any Lender nor any Interest Rate Hedge Provider shall, without first obtaining the approval of the FCC, take any action pursuant to this Parent Pledge Agreement which would constitute or result in any assignment of a License or any change of control of any License or any Subsidiary of the Company if such assignment or change in control would require, under then existing law (including the written rules and regulations promulgated by the FCC), the prior approval of the FCC.

         7.   MISCELLANEOUS.

              (a) TERM. This Parent Pledge Agreement and the lien arising hereunder (i) shall become effective as of the date hereof upon the execution hereof, and (ii) shall continue in force until no Obligations to the Agents, the Lenders or any Interest Rate Hedge Providers shall be outstanding and the Commitments shall have been terminated. If no Obligations remain outstanding and the Commitments have been terminated, the Administrative Agent, at the request and sole expense of the Company, shall execute and deliver such documents and instruments as may be necessary to evidence such termination and release.

              (b) RELEASES; PARTIAL RELEASES. Any cash dividends received by the Company in accordance with the terms of Section 5(a)(i) hereof, shall be deemed released from the lien of this Parent Pledge Agreement and shall be held by the Company (or any transferee of the Company) free and clear of the lien created by this Parent Pledge Agreement. Upon termination of this Parent Pledge Agreement in accordance with the provisions of
Section 7(a) hereof, the Agents, the Lenders and any Interest Rate Hedge Providers shall, at the Company's request and expense and subject to the foregoing sentence, execute such release as the Company may reasonably request, in form and upon terms acceptable to the Agents, the Lenders and any Interest Rate Hedge Providers in all respects, and shall deliver, without any representations, warranties or recourse of any kind whatsoever (other than the representation and warranty that such property is free and clear of Liens created by the Agents, the Lenders or any Interest Rate Hedge Providers), all certificates representing the Pledged Stock and other property held in respect thereof hereunder which is in the Administrative Agent's possession, together with all stock powers or other instruments of transfer reasonably required to effect delivery to the Company.

              (c) WAIVERS. Except to the extent expressly otherwise provided herein or in any Loan Document, the Company waives, to the extent permitted by applicable law, (i) any right to require any Agent, any Lender or any Interest Rate Hedge Provider to proceed against any other person, to exhaust their rights in any other collateral, or to pursue any other right which either any Agent, any Lender or any Interest Rate Hedge Provider may have, (ii) with respect to the Obligations, presentment and demand for payment, protest, notice of protest and non-payment, and notice of the intention to accelerate, and (iii) all rights of marshalling in respect of any and all of the Collateral. The Company expressly waives any and all defenses now or hereafter arising or asserted by reason of (a) any disability or other defense of any of the Company or any other Person with respect to the Obligations, (b) the unenforceability or invalidity of any security or guaranty for the Obligations or the lack of perfection or continuing perfection or failure of priority of any security for the Obligations, (c) the cessation for any cause whatsoever of the liability of any of the Company or any other Person (other than by reason of the full payment and performance of all Obligations), (d) any failure of the Administrative Agent to marshal assets in favor of any Person, (e) any failure of the Administrative Agent to give notice of sale or other disposition to any Person or any defect in


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any notice that may be given in connection with any sale or disposition, (f) any act or omission of any Agent, any Lender or any Interest Rate Hedge Provider or others that directly or indirectly results in or aids the discharge or release of any of the Company or any other Person of the Obligations or any other security or guaranty therefor by operation of Law or otherwise, (g) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's or guarantor's obligation in proportion to the principal obligations or (h) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Company, whether or not the Company shall have had notice or knowledge of any act or omission
referred to in the foregoing clauses (a) through (h) of this paragraph.   The
Company expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Parent Pledge Agreement or of the existence, creation or incurring of new or additional Obligations.

              (d) FINANCING STATEMENT. The Administrative Agent, on behalf of the Agents, the Lenders and any Interest Rate Hedge Providers, shall be entitled at any time to file this Parent Pledge Agreement or a carbon, photographic, or other reproduction of this Parent Pledge Agreement, as a financing statement, but the failure of the Administrative Agent to do so shall not impair the validity or enforceability of this Parent Pledge Agreement.

              (e) AMENDMENTS. This Parent Pledge Agreement may be amended only by an instrument in writing executed jointly by the Company and the Administrative Agent, with the consent of the Required Lenders, and supplemented only by documents delivered or to be delivered in accordance with the express terms hereof, provided, however, that any release of all or any substantial portion of the Collateral from the lien created hereby shall be effective only if approved in accordance with Section 8.2 of the Credit Agreement.

              (f) GOVERNING LAW. THIS PARENT PLEDGE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE PROVISIONS OF, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

              (g) PARTIES BOUND; ASSIGNMENT. This Parent Pledge Agreement shall be binding on the Company and its successors and assigns and shall inure to the benefit of the Agents, the Lenders and any Interest Rate Hedge Providers and their respective successors and assigns.

              (h) NOTICES. Any notice required or permitted to be given under this Parent Pledge Agreement shall be in writing and may be, and shall be deemed, given, if mailed, three days after the date when deposited in the United States mail, postage prepaid, or if by telegraph or telex, when delivered to the appropriate office for transmission, charges prepaid, or if by personal delivery or by telecopy, when received, addressed to the Company (with a copy to Sheli Z. Rosenberg, Esq., Rosenberg & Liebentritt, Two North Riverside Plaza, Suite 600, Chicago, Illinois 60606, provided, however, that the failure to provide any such copy shall not affect the validity or sufficiency of any such notice), to the Administrative Agent at the address indicated below its signature hereto, to the other Agents and the Lenders at the addresses indicated below their respective signatures to the Credit Agreement and to any Interest Rate Hedge Providers at the addresses provided to the Company and the Administrative Agent in writing by such Interest Rate Hedge Providers. Each of the Company, the Agents, the Lenders and any Interest Rate Hedge Providers may change the address for service of notice upon it by a notice in writing to the other parties hereto.

              (i) WAIVER OF SUBROGATION. The Company hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against JCAC or any other Person that arise from the existence, payment, performance or enforcement of the Company's obligations under this Parent Pledge Agreement or any other Loan Document, including any right of subrogation, reimbursement, exoneration, or indemnification, any right to participate in any claim or remedy of any Agent, any Lender or any Interest Rate Hedge Provider against JCAC or any other Person or any collateral which the Administrative Agent now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from JCAC or any other Person, directly or indirectly, in cash or other property or by set-off or in any manner, payment or security on account of such claim or other rights. If any amount shall be paid to the Company in violation of the preceding sentence and the Obligations shall not have been paid in cash in full and the Commitments have not been terminated, such amount shall be deemed to have been paid to the Company for the benefit of, and held in trust for, the Agents, the Lenders and any Interest Rate Hedge Providers, and shall forthwith be paid to the Administrative Agent to be credited and applied upon the Obligations, whether matured or unmatured. The Company acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and the Rate Hedging Agreements and that the waiver set forth in this Section is knowingly made in contemplation of such benefits.

              (j) COUNTERPARTS. This Parent Pledge Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Parent Pledge Agreement by signing any such counterpart. This Parent Pledge Agreement shall be effective when it has been executed by the Company and the Administrative Agent.

              (k) LOAN DOCUMENT. This Parent Pledge Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

              (l) SECTION CAPTIONS. Section captions used in this Parent Pledge Agreement are for convenience of reference only and shall not affect the construction of this Parent Pledge Agreement.

              (m) SEVERABILITY. Wherever possible each provision of this Parent Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Parent Pledge Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Parent Pledge Agreement.

              (n) WAIVER OF JURY TRIAL. EACH OF THE ADMINISTRATIVE AGENT AND THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS PARENT PLEDGE AGREEMENT. THE COMPANY ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENTS AND THE LENDERS ENTERING INTO THE CREDIT AGREEMENT AND ANY INTEREST RATE HEDGE PROVIDERS ENTERING INTO ANY RATE HEDGING AGREEMENTS.

              8. THE ADMINISTRATIVE AGENT. Chemical Bank has been appointed Administrative Agent of the Agents, the Lenders and any Interest Rate Hedge Providers hereunder pursuant to Article X of the Credit Agreement, and the Administrative Agent has agreed to act (and any successor Administrative Agent shall act) as such hereunder only on the express conditions contained in such
Article X. Any successor Administrative Agent appointed pursuant to Article X of the Credit Agreement shall be entitled to all the rights, interests and benefits of the Administrative Agent hereunder.

         IN WITNESS WHEREOF, the undersigned have executed this Parent Pledge Agreement as of the date first above written.

                                       JACOR COMMUNICATIONS, INC.

                                       By:/s/ R. Christopher Weber
                                          -------------------------------------
                                       Title:Sr. Vice President
                                             ----------------------------------
                                            1300 PNC Center
                                            201 East Fifth Street
                                            Cincinnati, Ohio  45202

                                       Attention:  President



                                       CHEMICAL BANK,
                                          as Administrative Agent

                                       By:/s/ C.C. Wardell
                                          -------------------------------------
                                       Title:Managing Director
                                             ----------------------------------
                                       270 Park Avenue
                                       New York, New York 10017

                                      Schedule I

                              List of Pledged Securities

100 shares of common stock of JCAC, Inc., a Florida corporation